                                                                    Exhibit 3.19

        REPUBLIC OF                                REPUBLIEK VAN
        SOUTH AFRICA           [LOGO]               SUID AFRIKA


-------------------------------
        No. 72/03133
-------------------------------


                          Certificate of Incorporation

                          Sertifikaat van Inkorporasie

                              I hereby Certify that

                            Ek Sertifiseer hierby dat

                       ASTRA AUTAIR (PROPRIETARY) LIMITED


was this day incorporated under the Companies Act, 1926 (Act 46 of 1926), ____________ 1926 ____________________

and that the Company is LIMITED,
1926), ________________________

         Signed at PRETORIA
         G_________ te PRETORIA

This TWENTY-FIRST                   day of MARCH
------------------                  ----

One thousand Nine hundred and SEVENTY-TWO
------------------------------

                                                for Registration of Companies
                                           -------------------------------------

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

                       ASTRA AUTAIR (PROPRIETARY) LIMITED

                             THE COMPANIES ACT, 1926

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                       ASTRA AUTAIR (PROPRIETARY) LIMITED


1.   THE name of the Company is ASTRA AUTAIR (PROPRIETARY) LIMITED.

2.   THE objects for which the Company is established are:

     (a)   (i)  TO buy, sell, let on hire or take on lease, operate, fly, manufacture, repair, service, overhaul and deal in airplanes, helicopters, hydroplanes, gliders, flying machines of all kinds in complete units or in constituent parts, components, accessories and fittings of all kinds used or capable of being used in connection with the manufacture, maintenance, working and sale of aircraft of all descriptions, motor cars, motorcycles, scooters, bicycles, launches, boats, caravans, trailers, vans and other conveyances of all descriptions, whether propelled or assisted by means of petrol, octane, steam, gas, electrical, animal or other power, to acquire, provide and maintain hangars, garages, sheds, aerodromes and accommodation for or in relation to aerial and other conveyances.

          (ii) TO carry on the business of general, electrical and mechanical engineers and manufacturers of all kinds of machinery, to act as tool-makers, brass-founders, metal-workers, boiler-makers, machinists, iron and steel converters, smiths, wood-workers, fitters, turners, builders painters, metallurgists and merchants, and to buy, sell, manufacture, repair, convert, alter, let on hire and deal in machinery, implements, rolling stock, mobile units and hardware of all kinds, and to carry on any other business (manufacturing, engineering or otherwise) capable of being conveniently carried on in connection with the aforegoing.

         (iii) TO undertake and carry on all or any of the trades and businesses of shippers, ship or aircraft suppliers, owners and manufacturers, travel or tourist brokers, agents, insurance brokers, underwriters, charterers, loading agents, freight contractors, carriers by land, air and water, transport, haulage and general contractors, lightermen, railway and forwarding agents, ship or aircraft repairers, salvagers, manufacturers, suppliers, repairers and dealers in ship and aircraft rigging, machinery, engines, fittings and equipment of every description, merchandise and property of every kind, general traders and merchants, and generally to carry on the said businesses in all their branches either as principals, agents, representatives, factors and on commission or otherwise.

     (b) TO turn to account immovable or movable property by constructing, demolishing, reconstructing, altering, improving, decorating, furnishing and maintaining offices and flats, houses, factories, warehouses, shops, buildings, and works and conveniences and by consolidating or connecting or subdividing properties and by leasing and disposing of the same.

     (c) TO carry on the business of financiers, investors, speculators and general commission agents, indent agents, del credere agents and brokers in any or all of the branches or departments of such businesses and to undertake and transact all kinds of agency business which an ordinary individual may legally undertake.

     (d) TO apply for, or otherwise acquire, any patents, brevets d'inventions, concessions and the like, conferring an exclusive or non-exclusive or limited right to use, or any secret or any information as to any invention which may seem capable of being used or for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit this Company, and to use, exercise, develop, grant licences in respect of or otherwise turn to account the property, rights and information so acquired.

     (e) TO negotiate, arrange and effect treaties and arrangements with Governments or Authorities, supreme, local or otherwise, in any part of the World.

     (f) TO buy, sell, manufacture, alter, repair, improve, exchange, hire, let on hire, manipulate, treat, prepare for market, export and generally deal in plant, machinery, apparatus, tools, utensils, commodities, products, materials, merchandise, articles and things whatsoever which may be found convenient in carrying out any of the objects of the Company, and generally to carry on business as merchants, importers and exporters.

     (g) TO enter into any arrangement with any Government or Authority, supreme, municipal, local or otherwise, and to obtain from any such Government or Authority all rights, concessions and privileges that may seem conducive to the Company's objects or any of them.

     (h) TO acquire from time to time, by purchase or otherwise, concessions, grants, freeholds, leases, rights, options, claims and interests in land or other properties of every description in any part of the World, including townships, stands, quarries, forests, pits, mills, buildings, machinery, stock, plants, brevets d'invention, patents, parent rights, processes and things upon such terms and in such manner as may be deemed advisable.

     (i) TO carry on the business of real estate proprietors, real estate agents, auctioneers, and salesmen of and dealers in real estate and immovable property of all kinds, of letting and hiring property of all kinds, landlords, farmers, horse and livestock breeders and trainers, graziers, builders, contractors, brickmakers, quarry owners, carriers, storekeepers, agents, general and advertising agents, and warehousemen, and any other business which can conveniently be carried on in connection therewith.

     (j) TO acquire by purchase, concession, lease or take in exchange or in any manner whatsoever any land, real and personal property, movable and immovable property, whether urban or rural houses, buildings, or other property of any kind whatsoever, whether freehold or leasehold or other tenure of any kind, and whether stands, lots, erven, farms, leases, easements, mortgages, servitudes, machinery, plant and stock-in- trade, and any rights, privileges, concessions or authorities of any kind therein or thereover or in any way connected therewith and also any claims, licences, trade marks, mines, mining rights, mineral properties, water and other rights and to purchase or otherwise acquire for investment, use or resale, and to create, sell, lease and otherwise deal in any land or buildings, freehold, leasehold or other tenure of property whatsoever.

     (k) TO develop or turn to account any land, houses or buildings, or interest or rights in or over or connected with land, houses or buildings, and to lay out the same as townships or agricultural plots and holdings, and to construct roads and buildings, works or structures or otherwise, and to prepare any land for building purposes, farm and township purposes, and by constructing, altering, pulling down, rebuilding, decorating, maintaining, furnishing, fitting up, and improving land, houses and buildings, and by planting, draining, paving cultivating, letting on farming lease, or building agreement of lease, and by advancing money upon mortgage or other security of land or houses or other property or any interest therein, and entering into contracts and arrangements of all kinds with builders, tenants and others, or by turning the same to account in any manner whatsoever, and generally to deal in and to traffic by way of sale, lease, exchange or otherwise any lands or houses or building property and any other whether real or personal, movable or immovable, urban or rural.

     (l) TO sell, lease, mortgage or abandon land, stands, lots, erven farms, houses, buildings, leases, claims and rights, to dispose of, give in exchange, turn to account or otherwise deal with all or any part of the property and rights of the Company.

     (m) TO acquire either by purchase, subscription or otherwise, to hold, deal in and sell at par or more or less than par or at cost or at profit or at loss any shares, debentures, or any interest in the capital, revenue or profits of any other Company.

     (n) TO lend money with or without interest, on the security of land, buildings and other movable and immovable properties, or without security, and generally on such terms and subject to such conditions as may seem expedient.

     (o) TO conduct and carry on the business of bill-brokers and dealers, purchasers, investors in all kinds of bills of exchange, mortgage bills, suspensive sales, contracts or any other securities whatsoever and to deal with the same in such manner as may be deemed to be fit and in the best interest of the Company and to arrange for the collection thereof, and the control and management of any person or Company under the documents aforesaid.

     (p) TO promote or carry on all kinds of agency business and in particular the investment in ground, the sale of property and the collection and receipt of money.

     (q) TO effect insurances of whatever kind for the protection of the Company's assets and interest.

     (r) TO carry on all or any of the businesses of general dealers of and in all classes of goods, materials, provisions and produce: manufacturers, importers, exporters, wholesale and retail dealers of and in textile fabrics of all kinds, leather goods, household and other furniture, turnery, ironmongery, hardware, cutlery, crockery and household fittings and utensils, ornaments, jewellery, plated goods, stationery, and fancy goods, drugs, chemicals, perfumery, soap, apparatus, implements and things for use in sports and games, articles, required for recreation and amusement, canvas, calico and oilskins, twines, ropes, nets, hessians and materials of such like nature, rubber articles and goods, cardboard boxes and cartons, cameras and photographic instruments and materials of all kinds, pictures and engravings, lenses, mirrors, telescopes, refrigerators, radio apparatus and accessories, gramophones, gramophone records, motor accessories of all kinds, electric batteries, agricultural machines, electric, magnetic, galvanic and other apparatus, building materials of all kinds, granolithic, asphalte, cement, concrete, damp course, tar, pitch, resin, lime, crushed stone, plaster, plaster of paris, vulcanite, whiting of all kinds, greases, oils, paints, leads and disinfectants, tea, coffee, jams, preserves, sweets, cereal and other foods, raw materials generally, articles and commodities of personal and household use and consumption, furriers, haberdashers, hosiers, milliners, dressmakers, tailors, hatters, clothiers, outfitters, glovers, lace manufacturers, feather dressers, boot and shoe makers, leather tanners and curriers, hairdressers and toilet requisite specialists, chemists, tobacconists, licensed victuallers, wine and spirit merchants, bakers, confectioners, mineral water manufacturers, cafe proprietors, fruiterers, manufacturers of ice cream, dairymen, butchers and purveyors, bacon and ham curers, owners of creameries, abattoirs and cold storage houses, canners and packers and preservers, fish mongers, dry cleaners and launderers, manchester and general warehousemen, furniture removers and storers, upholsterers and sanitary engineers, gas fitters, electrical engineers, timber merchants, picture framers and importers, nurserymen and florists, ice merchants, oil and colour men, land, house and estate agents, indent agents, insurance agents, market agents, general and commission agents, trustees, manufacturers' representatives, brokers, financiers, investors, speculators, in any or all the branches or departments of such businesses.

     (s) TO borrow or raise and secure the repayment of money in such manner as the Company shall think fit, and in particular by overdraft or loan from bankers or others, or by the issue of debentures or debenture stock charged upon or secured by a conveyance to trustees or otherwise of all or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital, and by passing mortgage or notarial bonds for registration with the proper authorities.

     (t) TO sell or in any other manner alienate and dispose of the undertaking and all or any of the property of the Company for cash or for stocks, shares or securities of any other Company or for such consideration as the Company may think fit or by way of donation remuneratory or otherwise.

     (u) TO distribute in specie assets of the Company properly distributable amongst the members or in money or monies which are incapable of or unsuitable for realisation, and to issue bonus shares credited as fully paid in such cases as the directors may determine.

     (v) TO promote any other Company for the purpose of acquiring all or any of the property and of undertaking any of the liabilities of this Company or of undertaking any business or operation which may appear likely to assist or benefit this Company, or to enhance the value of any property or business of this Company, and to place or guarantee the placing of, underwrite, apply for and accept or subscribe the whole or any part of the capital or securities of any such Company, or to lend money to or to guarantee the performance of the contracts of any such Company.

     (w) TO carry on any other trade or business whatsoever whether manufacturing or otherwise which may appear to be capable of being usefully and conveniently undertaken or carried on by the Company in connection with or auxiliary to any of the aforementioned businesses or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

     (x) TO enter into partnership or into any arrangements for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction capable of being conducted so as, directly or indirectly, to benefit this Company; and to lend money to, guarantee the contracts of, or otherwise assist any such person or company, and to take, purchase or otherwise acquire shares and securities of any such company, and to sell, hold, reissue, with or without guarantee, or otherwise deal with the same.

     (y) TO amalgamate with any other Company having objects altogether or in part similar to those of this Company.

     (z) TO pay all expenses of and incidental to the registration and promotion of the Company and to remunerate any person or Company for services rendered in placing or assisting to place any of the shares in the Company's Capital, or any debentures or other securities of the Company, or in or about the promotion of the Company or the conduct of its business.

     (aa) TO open and operate upon Banking Accounts and to make, draw, accept, discount, execute and issue promissory notes, bills of exchange, bills of lading, debentures, and other negotiable and transferable instruments.

     (bb) TO assume the indebtedness of any person or company and to guarantee the payment and obligation of any person or company and the performance of any actions of any person or company and to indemnify any person or company against any loss or damage or in respect of any obligation of any type whatsoever.

     (cc) TO do all or any of the above things in any part of the World, and as principals, agents, contractors, trustees, or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

     (dd) TO render immovable or movable property suitable for the purposes of the Company by constructing, demolishing, re-constructing, altering, improving, decorating, furnishing and maintaining offices, flats, houses, factories, warehouses, shops, buildings, works and conveniences, and by consolidating or connecting or sub-dividing properties and by leasing, and to exercise and enforce all rights and powers conferred by and incident to the tenure or ownership thereof as the case may be.

     (ee) TO manage land, buildings, and other property belonging to the Company, and to collect rents and income therefrom, and to supply to tenants and occupiers thereof, attendance, messengers, light, waiting rooms, reading rooms, meeting rooms, lavatories, laundry conveniences, electric conveniences, garages and other advantages.

     (ff) TO acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on, or proposing to carry on, any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the Company, or which can be carried on in conjunction therewith, or which is capable of being conducted so as directly or indirectly to benefit the Company.

     (gg) TO enter into partnership or into any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on, or engaged in, or about to carry on or engage in, any transaction which this Company is authorised to carry on or engage in.

3.   THE liability of the members is limited.

4. THE share capital of the Company is R10,000.00 (TEN THOUSAND RAND) divided into ten thousand shares of the nominal value of R1.00 (ONE RAND) each, with power to divide the shares in the original or any increased capital into several classes and to attach thereto any preferential, qualified, special or deferred rights, privileges or conditions.

                            THE COMPANIES ACT, 1926.
                               -----------------

                           COMPANY LIMITED BY SHARES.
                                -----------------

                             Articles of Association
                                       OF

                       ASTRA AUTAIR {PROPRIETARY} LIMITED.

                                -----------------

                                  PRELIMINARY.

     1. In these regulations, unless the context otherwise requires, expressions defined in the Companies Act, 1926, or any amendment thereof, in force at the date at which these regulations became binding on the company, shall have the meanings so defined; words importing the singular shall include the plural, and vice-versa, and words importing the masculine gender shall include females, and words importing persons shall include bodies corporate. The regulations contained in Table "A" in the first schedule to the Companies Act, 1926, shall not apply to the company.

                                    BUSINESS.

     2. The company shall be a private company and no invitation shall be made to the public to subscribe for any shares or debentures of the company.

                       SHARES AND CERTIFICATES OF SHARES.

     3. Subject to the provisions, if any, in that behalf of the memorandum of association of the company, and without prejudice to any special rights previously conferred on the holders of existing shares in the company, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the company may from time to time by special resolution determine, and any preference share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the company, is liable to be redeemed.

     4. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution pawed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of these regulations relating to general meetings shall mutatis mutandis apply but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third of the issued shares of that class.

     5. Every person whose name is entered as a member in the register of members shall, without payment, be entitled to a certificate specifying the share or shares held by him and the amount paid up thereon.

     6. If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding ten cents, and on such terms, if any, as to evidence and indemnity as the directors think fit.

     7. Share certificates shall be issued under the authority of the directors in such manner and form as the directors shall from time to time prescribe. If any shares are numbered all such shares shall be numbered in numerical progression beginning with the number one and each share shall be distinguished by its appropriate number. If any shares are not numbered all share certificates in respect of such shares shall be numbered in numerical progression and each share certificate distinguished by its appropriate number and by such endorsement as may be required under the Companies Act, 1928, or any amendment thereof.

     8. Each member shall be entitled to one certificate for all the shares registered in his name, or to several certificates, each for a part of such shares. Every share certificate shall specify the number of shares in respect of which it is issued, and the amount paid up thereon. Every original member shall be entitled to one share certificate gratis, but for every subsequent certificate the directors may make such charge as from time to time they may think fit.

     9. A certificate for shares registered in the names of two or more persons shall be delivered to the person first named in the register as a holder thereof, and delivery of a certificate for a share to that person shall be a sufficient delivery to all joint holders of that share.

                            PROHIBITED TRANSACTIONS.

     10. The company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the company or in its holding company, nor shall the company make a loan for any purpose whatsoever on the security of its shares or those of its holding company; but nothing in this regulation shall prohibit transactions mentioned in the proviso to sub-section (2) of section eighty-six bis of the Companies Act, 1926, or any amendment thereof.

                                      LIEN.

     11. The company shall have a lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share, and the company shall also have a lien on all shares (other than fully-paid shares) standing registered in the name of a single person, for all moneys presently payable by him or his estate to the company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company's lien, if any, on a share shall extend to all dividends payable thereon.

     12. The company may sell, in such manner as the directors think fit, any shares on which the company has a lien, but no sale shall be made unless some sum in respect of which the lien exists, is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled by reason of his death or insolvency to the share.

     13. The proceeds of the sale shall be applied in payment of such part of the amount in respect of which the lieu exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale. The purchaser shall be registered as the holder of the shares, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                CALLS ON SHARES.

     14. The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares: Provided that no call shall exceed one-fourth of the nominal amount of the share, or be payable at less than one month from the last call; and each member shall (subject to receiving at least fourteen days' written notice specifying the time or times of payment) pay to the company at the time or times so specified the amount called on his shares.

     15. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     16. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of twenty rand per centum per annum from the day appointed for the payment thereof to the time of the actual payment but the directors shall be at liberty to waive payment of such interest wholly or in part.

     17. The provisions of these regulations as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

     18. The directors may make arrangements on the issue of shares for a difference between classes of shares in the amount of calls to be paid and in the times of payment.

     19. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the company in general meeting, six per centum) as may be agreed upon between the member paying the sum in advance and the directors. If the whole amount unpaid on any shares be paid, the directors may issue those shares as fully paid up.

                      TRANSFER AND TRANSMISSION OF SHARES.

     20. The instrument of transfer of any share in the company shall be executed both by the transferor and transferee and shall be in such form as may be approved of by the directors who shall be entitled however to dispense with the signature of the transferee. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.

     21. Notwithstanding anything to the contrary contained in these articles, it shall not be competent for any shareholder to transfer any of his shares to any person who is not already a shareholder, unless the directors of the company at such time, in their absolute discretion consent is writing to such transfer.

     22. The directors may decline to register any transfer of shares not being fully-paid shares, to a person of whom they do not approve, and may also decline to register any transfer of shares on which the company has a lien. The directors may also suspend the registration of transfers during the fourteen days immediately preceding the ordinary general meeting in each year. The directors may decline to recognise any instrument of transfer unless the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

     23. Every instrument of transfer shall be left at the registered office of the company, accompanied by the certificate of the shares to be transferred. Every power of attorney given by a shareholder authorising the transfer of shares shall, when lodged, produced or exhibited to the company or any of its proper officers, be deemed as between the company and the grantor of the power to continue and remain in full force and effect, and the company may allow that power to be acted upon until such time as express notice in writing of its revocation has been lodged at such of the company's registered offices as the power was lodged, produced or exhibited as aforesaid. The company shall not be bound to allow the exercise of any act or matter by an agent for a shareholder unless a duly certified copy of that agent's authority be produced and lodged with the company.

     24. The executor in the estate of a deceased sole holder of a share shall be the only person recognized by the company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the executor of the deceased survivor shall be the only persons recognized by the company as having any title to the share.

     25. Any person becoming entitled to a share in consequence of the death or insolvency of a member shall, upon such evidence being produced as may from time to time be required by the directors, have the right, either to be registered as a member in respect of the share or instead of being registered himself, to make such transfer of the share as the deceased or insolvent could have made; but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or insolvent before the death or insolvency, but nothing herein contained shall release the estate of a deceased joint shareholder from any liability in respect of shares jointly held by him.

     26. The parent or guardian of a minor and the curator bonis of a lunatic member and any person becoming entitled to shares in consequence of the death or insolvency of any member or the marriage of any female member or by any lawful means other than by transfer in accordance with these regulations, may, upon producing such evidence as sustains the character in respect of which he proposes to act under this regulation, or of his title, as the directors think sufficient, transfer those shares to himself or any other person subject always to the regulations as to transfer hereinbefore contained. This regulation is hereinafter referred to as the "transmission clause."

     27. A person becoming entitled to a share by reason of the death or insolvency of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the company.

                              FORFEITURE OF SHARES.

     28. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

     29. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

     30. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

     31. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

     32. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all moneys which, at the date of forfeiture, were payable by him to the company in respect of the shares, but his liability shall cease if and when the company shall have received payment in full of the nominal amount of the shares.

     33. When any share shall have been so forfeited, notice of the resolution shall be given to the person in whose name the shares stood prior to the forfeiture, and an entry of the forfeiture with the date thereof shall forthwith be made in the register.

     34. An affidavit or solemn declaration in writing that the declarant is a director of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration, and the receipt of the company for the consideration given for the share on the sale of disposition thereof shall constitute a good title to such share and the person to whom the share is sold or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

     35. The provisions of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time whether, on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                             ALTERATION OF CAPITAL.

     36. The company may from time to time by special resolution, increase the capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

     37. Subject to any direction to the contrary that may be given by the resolution increasing the share capital, all new shares shall before issue be offered to such persons as at the date of the offer are entitled to receive notice from the company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the directors may dispose of the same in such manner as they think most beneficial to the company. The directors may likewise so dispose of any new shares which (by reason of the ratio which the now shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this regulation.

     38. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original capital.

     39. The company may, by special resolution--

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (b) subdivide its existing shares or any of them, into shares of smaller amount than is fired by the memorandum of association, subject nevertheless, to the provisions of paragraph (d) of sub-section (1) of section thirty-nine of the Companies Act, 1926, or any amendment thereof.

     (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person;

     (d) reduce its share capital and any capital redemption fund, or any share premium fund in any manner and with and subject to any incident authorized and consent required by law.

                                BORROWING POWERS.

     40. The directors may in their discretion, from time to time, raise or borrow from the members or other persons any sum or sums of money for the purposes of the company without limitation.

     41. The directors may raise or secure the repayment of such moneys in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution of mortgage bonds, the issue of debentures or debenture stock of the company charged upon all or any part of the property and rights of the company, both present and future, including its uncalled capital.

     42. If any uncalled capital of the company is included in or charged by any mortgage bond or other security, the directors may delegate to any person as trustee for the person in whose favour the mortgage bond or security is executed, the power to make calls on members in respect of such uncalled capital, and to sue in the name of the company or otherwise for the recovery of the moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage bond or security, notwithstanding any change in the directors, and all be assignable if expressed so to be.

                                GENERAL MEETINGS.

     43. A general meeting shall be held not later than six months after the end of the financial year of the company at such time and place as may be prescribed by the directors subject always to the provisions of section fifty-nine of the Companies Act, 1926, or any amendment thereof.

     44. The abovementioned general meetings shall be called "annual general meetings"; all other general meetings shall be called "extraordinary general meetings".

     45. The directors may, whenever they think fit, convene an extraordinary general meeting, and an extraordinary general meeting shall also be convened on a requisition made in terms of section sixty-one of the Companies Act, 1926, or any amendment thereof or in default, may be convened by the requisitionists as provided by and subject to the provisions of that section. If at any time there shall not be within the Republic sufficient directors capable of acting to form a quorum, any director or any two members of the company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

                        PROCEEDINGS AT GENERAL MEETINGS.

     46. An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing at the least, and a meeting of the company, other than an annual general meeting or a meeting for the passing of a special resolution, shall be called by fourteen days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day, and the hour of meeting and, in the case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the company in general meeting, to such persons as are, under the regulations of the company, entitled to receive such notices from the company. Provided that a meeting of the company shall, notwithstanding that it is called by shorter notice than that specified in this regulation, be deemed to have been duly called if it is so agreed--

     (a) in the case of the annual general meeting, by all the members entitled to attend and vote at such meeting; and

     (b) in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority holding not less than ninety-five per cent, in nominal value of the shares giving the right to attend and vote at such meeting.

     47. All business shall be deemed special that is transacted at an extraordinary general meeting, and all that is transacted at the annual general meeting, with the exception of sanctioning a dividend the consideration of the accounts, balance-sheets, and the ordinary report of the directors and auditors, the election of directors and auditors, and the fixing of the remuneration of the auditors.

     48. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, two members personally or by proxy present shall be a quorum.

     49. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or, if that day be a public holiday, to the next succeeding day other than a public holiday, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

     50. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company.

     51. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the members present shall choose some one of their number to be chairman.

     52. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), in terms of section sixty-two bis of the Companies Act, 1926, or any amendment thereof, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned as a result of a direction given in terms of Section sixty-two bis as aforesaid, then notice of the adjourned meeting shall be given in the manner provided in that section, and save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

     53. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded, and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, such resolution.

     54. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In computing the majority of the poll, regard shall be had to the number of votes to which each member is entitled under these regulations. Scrutineers shall be elected to declare the result of the poll, and their decision, which shall be given by the chairman of the meeting, shall be deemed to be the resolution of the meeting at which the poll is demanded.

     55. In the case of an equality of votes, whether on a show of hands or a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

     56. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs. The demand for a poll shall not prevent the continuation of a meeting for the transaction of any business other than the question upon which the poll has been demanded.

                                VOTES OF MEMBERS.

     57. On a show of hands, every member present in person shall have one vote. On a poll every member shall have one vote for each share of which be is the holder.

     58. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

     59. The parent or guardian of a minor, and the curator bonis of a lunatic member, and also any person entitled under the transmission clause to transfer any shares, may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of those shares; provided that forty-eight hours at least before the time of holding the meeting at which he proposes to vote, he shall have satisfied the directors that he is such parent, guardian or curator or that he is entitled under the transmission clause to transfer those shares, or that the directors have previously admitted his right to vote in respect of those shares. Several executors of a deceased member in whose name shares stand in the register shall, for the purposes of this regulation, be deemed joint holders of those shares.

     60. No member shall be entitled to vote at any general meeting unless all call or other sums presently payable by him in respect of shares in the company have been paid.

     61. On a poll votes may be given either personally or by proxy. A proxy need not be a member of the company.

     62. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his agent duly authorized in writing, or, if the appointer is a corporate body, under the hand of an officer or agent authorized by that body. The holder of a general or special power of attorney given by a shareholder shall be entitled to vote, if duly authorized under that power to attend and take part in the meetings and proceedings of the company.

     63. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power or authority shall be deposited at the registered office of the company not less than forty-eight hours before the time for holding the meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of six months from the date when it was signed, unless so specifically stated in the proxy itself, and no proxy shall be used at an adjourned meeting which could not have been used at the original meeting.

     64. An instrument appointing a proxy shall be in the following form or in any other form which the directors shall approve:

"__________________________________________________________ (Proprietary)
Limited.

     I/We _______________ of _______________being a member/members of the above-named company, hereby appoint ________________________ of _____________________ or failing him ______________________ of
_____________________ as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the company, to be held on the __________ day of ______________________ 20___ Signed this
_________________ day of __________________________________ 20___

     This form is to be used in favour of/against the resolution.

     Unless otherwise instructed, the proxy will vote as he thinks fit."

                                   DIRECTORS.

     65. The number of directors shall not be less than 2 nor more than 5.

                          The first directors shall be:

                                    JOHN NASH

                                       and

                             EDWARD CYRIL SPREADBURY

     66. The remuneration of the directors shall from time to time be determined by the company in general meeting.

     67. If any director be called upon to perform extra services or to make any special exertions in going or residing abroad, or otherwise, for any of the purposes of the company, the company may remunerate that director either by a fixed sum or by a percentage of profits or otherwise as may be determined, and such remuneration may be either in addition to, or in substitution for his share in the remuneration determined under the last preceding regulation.

     68. Neither a director nor an alternate director shall be required to hold any shares in the company to qualify him as such.

     69. Each director shall have the power to nominate another person to act as alternate director in his place during his absence or inability to act as such director, and provided that the appointment of an alternate director shall be approved of by the board and on such appointment being made, the alternate director shall in all respects, be subject to the terms and conditions existing with reference to the other directors of the company,

     70. The alternate directors, whilst acting in the place of the directors who appointed them, shall exercise and discharge all the duties and functions of the directors they represent. The appointment of an alternate director shall be cancelled, and the alternate director shall cease to hold office whenever the director who appointed him shall cease to be a director, or shall give notice to the secretary of the company that the alternate director representing him shall have ceased to do so, and in case of the disqualification or resignation of any alternate director during the absence or inability to act of the director whom he represents the vacancy so arising shall be filled by the chairman of the directors nominating a duly qualified shareholder to fill the same, subject to approval of the board.

     71. The business of the company shall be managed by the directors who may pay all expenses incurred in getting up and registering the company, and may exercise all such powers of the company as are not by the Companies Act, 1926, or any amendment thereof, or by these regulations required to be exercised by the company in general meeting, subject nevertheless to any of these regulations, to the provisions of the said Act or modification thereof and to such regulations not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the company in general meeting; but no regulation made by the company in general meeting shall invalidate any prior act of the directors which world have been valid if such regulations had not been made.

     72. The directors may from time to time appoint one or more of their body to the office of managing director or manager for such term, and at such remuneration (whether by way of salary, or commission, or participation in profits or partly in one way and partly in another) as they may think fit, but his appointment shall determine ipso facto if he shall cease from any cause to be a director, or if the company in general meeting shall resolve that his tenure of the office of managing director or manager be determined.

     73. The directors may from time to time entrust to or confer upon a managing director or manager for the time being such of the powers and authorities vested in them as they may think fit, and may confer such powers and authorities for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they may think expedient; and they may confer such powers and authorities either collaterally or to the exclusion of, and in substitution for, all or any of the powers and authorities of the directors, and may from time to time revoke or vary all or any of such powers and authorities.

                                    MINUTES.

     74. The directors shall cause minutes to be made in books provided for the purpose--

     (a)  of all appointments of officers made by the directors;

     (b) of the names of the directors present at each meeting of the directors and of any committee of the directors;

     (c) of all resolutions and proceedings at all meetings of the company, and of the directors and of committees of directors;

and every director present at any meeting of directors or committee of directors shall sign his name in a book to be kept for that purpose,

     75. The office of director shall be vacated, if the director :--

     (a) ceases to be a director by virtue of any of the provisions of the Companies Act, 1926, or any amendment thereof, or becomes prohibited from being a director by reason of any order made under the said Companies Act, 1926, or any amendment thereof; or

     (b)  becomes insolvent; or

     (c)  is found lunatic or becomes of unsound mind; or

     (d)  resigns his office by notice in writing to the company.

     76. The company may from time to time in general meeting increase or reduce the number of directors.

     77. Unless the shareholders otherwise determine in general meeting any casual vacancy occurring in the board of directors may be filled by the directors.

     78. The directors shall have power at any time, and from time to time, to appoint a person as an additional director.

     79. The company may by ordinary resolution of which special notice has been given in accordance with section sixty-nine ter of the Companies Act, 1926, or any amendment thereof, remove any director before the expiration of his period of office, notwithstanding anything in these regulations or in any agreement between the company and such director. Such removal shall be without prejudice to any claim such director may have for compensation or damages in respect of the termination of his appointment as a director.

                            PROCEEDINGS OF DIRECTORS.

     80. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote. A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors.

     81. In regard to the proceedings of directors, the following provisions shall have effect, namely :--

     (a)  TWO directors shall be a quorum.

     (b) The continuing directors may act notwithstanding any vacancy in their number.

     (c) A resolution in writing signed by all the directors for the time being shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted.

     82. The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

     83. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the directors.

     84. A committee may elect a chairman of their meetings; if no such chairman as elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

     85. A committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes the chairman shall have a second or casting vote.

     86. All acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such directors or person acting as aforesaid, or that they or any of them were disqualified be as valid as if every such person had been duly appointed and was qualified to be a director.

     87. A director may hold any other office or place of profit in the company, other than that of auditor, in conjunction with his directorship, and may be appointed thereto upon such terms as to remuneration, tenure of office and otherwise as may be arranged by the directors.

     88. Subject to the provisions of Section seventy (quin) of the Companies Act, 1926, or any amendment thereof, a director of the company may be or become a director of any subsidiary or other company promoted by the company or in which it may be interested as vendor, shareholder or otherwise, or may represent the company in the management of any business or operations or concern in which the company may be interested as partner or otherwise or may be employed by the company in any capacity or may accept a retainer from the company in consideration of which he agrees to give his services to the company in any special capacity when called upon by the company to do so, and no such director shall be accountable to the company for any remuneration or other benefits received by him as a director or member of such company or representative of this company in such management or in any employment or retention of his services by the company. No director shall be disqualified by his office from contracting with the company either as vendor, purchaser, lender or otherwise, or as an underwriter or guarantor for the commission or profit on any shares or securities or liability of the company, or of any company which the company may be interested in, nor shall any such contract or arrangement entered into by or on behalf of the company in which any director shall be in any way interested, nor any contract or arrangement entered into with any company or partnership of or in which any director shall be a member, director or partner or otherwise interested, be invalidated or voided by any such reason or by reason of the board of directors of the company not constituting an independent executive, nor shall any director so contracting or being so interested or acquiring any benefit under any contract or arrangement made or entered into by or on behalf of any person, company or partnership in relation to the affairs of the company be liable to account to the company for any profits or benefits realised by or under such contract or arrangement by reason of such director holding that office or by reason of the fiduciary relationship thereby established, and any director or directors so interested or acquiring any such benefits shall be entitled to vote at any board meeting or otherwise in relation to such contract as freely as if he or they were not interested. Nevertheless, any director or directors so interested or acquiring any benefit must disclose the fact of his possessing any interest, whether as director or member or otherwise, whether or not it appears on the face of the contract or arrangement, in accordance with the provisions of the said Section seventy (quin) of the Companies Act, 1926, or any amendment thereof.

     89. A meeting of the directors for the time being at which a quorum is present shall be competent to exercise all or any of the powers and discretion hereby vested in or exercisable by the directors generally.

                             DIVIDENDS AND RESERVES.

     90. The company in general meeting or the directors may declare dividends.

     91. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

     92. No dividend shall be paid otherwise than out of profits.

     93. Subject to the rights of persons (if any) entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the company, dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this regulation as paid on the share.

     94. The directors may, before declaring or recommending any dividends, set aside out of the profits available for dividends, such sum as they think proper as a reserve fund or an addition thereto. The directors may divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting such fund or funds in the business of the company or may invest the same upon such investments (other than shares of the company) as they may select without being liable for any depreciation of or loss in consequence of such investments, whether the same be usual or authorised investments for trust funds or not.

     95. If several persons are registered as joint holders of any share any one of them may give effectual receipts for any dividend payable on the share.

     96. Notice of any dividend that may have been declared shall be given in manner hereinafter mentioned to the persons entitled to share therein.

     97. The directors may deduct from the dividends or bonus payable to any member all such claims or sums of money which may be due from time to time to the company on account of calls or otherwise. No dividend or bonus shall bear interest against the company, and any dividend or bonus remaining unclaimed for a period of five years from its declaration may, provided notice of the declaration has been given by advertisement to the person entitled thereto and sent to his last registered address, be forfeited by resolution of the directors for the benefit of the company,

     98. Every dividend or bonus may be paid by cheque or otherwise as the directors may from time to time determine, and shall either be sent by post to the last registered address of the member entitled thereto or be given to him personally, and the receipt or endorsement on the cheque or other document of the person whose name appears in the register as the shareholder, or his duly authorized agent shall be a good discharge to the company in respect thereof.

     99. The company shall not be responsible for the loss in transmission of any cheque or other document sent through the post to the registered address of any member, whether or not it was so sent at his request

                                    ACCOUNTS.

     100. The directors shall cause such books of accounts as are prescribed by section ninety of the Companies Act, 1926, to be kept.

     101. Subject to the provisions of Section ninety of the Companies Act, 1926, or any amendment thereof, the books of account shall be kept at the registered office of the company or at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

     102. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by statute or authorized by the directors or by the company in general meeting.

     103. The directors shall from time to time cause to be prepared and laid before the company in general meeting such accounts and reports as are referred to in sections ninety bis and ninety quat of the Companies Act, 1926, or any amendment thereof.

     104. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the company in general meeting, together with a copy of the directors' report and of the auditor's report, shall not less than twenty-one days before the date of the meeting be sent to every member of the company; Provided that this regulation shall not require a copy of those documents to be sent to any person of whose address the company is not aware or to more than one of the joint holders of any shares.

                                    AUDITORS.

     105. Auditors shall be appointed and their duties regulated in accordance with the Companies Act, 1926, or any amendment thereof.

                                    NOTICES.

     106. A notice may be given by the company to any member personally, or by sending it through the post in a prepaid letter addressed to such member at his registered address, or (if he has no registered address in the Republic at the address (if any) within the Republic supplied by him to the company for the giving of notices to him.

     107. Whenever a notice is to be given personally or sent by post, the notice may be given by the company to the joint holders of a share by giving the notice to the joint holder named first in the register in respect of the share.

     108. Whenever a notice is to be given personally or sent by post the notice may be given by the company to the persons entitled to a share in consequence of the death or insolvency of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustees of the insolvent or by any like description at the address (if any) in the Republic, supplied for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or insolvency had not occurred.

     109. Notice of every general meeting shall be given in some manner hereinbefore authorized to (a) every member of the company except, in the case of notices to be given personally or sent by post, those members who (having no registered address within the Republic) have not supplied to the company an address within the Republic for the giving of notices to them, (b) every person entitled to a share in consequence of the death or insolvency of a member who, but for his death or insolvency would be entitled to receive notice of the meeting and (c) to the auditors of the company.

     110. Any notice, if given by post, shall be deemed to have been served at the time when the letter containing the same is posted, and in proving the giving of the notice sent by post it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the Post Office.

     111. A notice given to any member shall be binding on all persons claiming on death, or by any transmission of his interests.

     112. The signature to any notice given by the company may be written or printed, or partly written and partly printed.

     113. When a given number of days' notice or notice extending over any other period is required to be given, the day of service shall not be counted in such number of days or period.

                          MISCELLANEOUS AND INDEMNITY.

     114. If the provisions of these regulations are in any way inconsistent with the provisions of the Companies Act, 1926, or any amendment thereof, or any other law, the provisions of that Act or other law shall prevail, and these regulations shall be read in all respects subject to that Act or that other law.

     115. Every Director, Manager, Secretary and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Board out of the funds of the Company to pay, all costs, losses and expenses (including travelling expenses) which any such officer or servant may incur or become liable to by reason of any contract entered into or act or deed done by him as such officer or servant, or in any way in the discharge of his duties.

     116. No Director, Manger, Secretary or other officer or servant of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or servant, or for joining in any receipt or other act for conformity, or for loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited, or for any loss or damage occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own negligence, default, breach of duty or breach of trust.

     117. The number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the

Company were, while in such employment and have continued after the determination of such employment, to be members of the Company) is limited to fifty.

                                 Page Thirty one
                                -----------------

                                 Full Names and Addresses
  Signature of Subscribers.         of Subscribers             Occupation of Subscribers
----------------------------------------------------------------------------------------
John Nash                       103 Berkely Avenue               Director of Companies.
                                Bryanston ___
                                Transvaal
                                JOHN NASH.

E.G. Spreadbury                 Edward Cyril Spreadbury          Director of Companies.
                                997 Bryanston Drive
                                Bryanston ___
                                Transvaal.


                       DATED THE 25th DAY OF JANUARY 1972.

WITNESS to the above signatures:

     Signature:

     Full Name:

     Occupation:

     Address:

                                       30